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                                                                   Exhibit 10.19


                         INTELLECTUAL PROPERTY AGREEMENT


                                     BETWEEN


                           ALCAN INTERNATIONAL LIMITED


                                       AND


                                  NOVELIS INC.
















1 January 2005





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                                TABLE OF CONTENTS

1.0 PREAMBLE...................................................................1

2.0 DEFINITIONS................................................................1

3.0 TRANSFER OF TECHNOLOGY.....................................................7

4.0 LICENSE RIGHTS GRANTED....................................................10

5.0 EXCLUDED TECHNOLOGY.......................................................12

6.0 TERMINATION OF PARTICIPATION IN JTA.......................................14

7.0 PROTECTION OF INFORMATION.................................................15

8.0 TERM AND TERMINATION......................................................16

9.0 SURVIVAL OF OBLIGATIONS...................................................18

10.0 REPRESENTATIONS..........................................................18

11.0 DISCLAIMER...............................................................18

12.0 TRADEMARK, TRADE NAME AND LOGO...........................................19

13.0 NON-WAIVER...............................................................20

14.0 NO PARTNERSHIP, JOINT VENTURE............................................20

15.0 FURTHER ASSURANCES, CONSENTS, ETC........................................20

16.0 NOTICES..................................................................20

17.0 ASSIGNMENT...............................................................21

18.0 INDEMNIFICATION..........................................................22

19.0 ENTIRE AGREEMENT, AMENDMENTS.............................................24

20.0 DISPUTE RESOLUTION  .....................................................24

21.0 MISCELLANEOUS............................................................24

22.0 GOVERNING LAW............................................................25



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                         INTELLECTUAL PROPERTY AGREEMENT


This Intellectual Property Agreement is entered into with effect as of the Effective Date.

BETWEEN: Alcan International Limited, a Canadian corporation having its head office at 1188 Sherbrooke Street West, Montreal, Quebec, Canada (hereinafter referred to as "Alcanint")

AND: Novelis Inc., a Canadian corporation having its registered office at 1188 Sherbrooke Street West, Montreal, Quebec, Canada (hereinafter referred to as "NOVELIS") acting as principal and as agent for other members of Novelis Group, as herein provided.

WHEREAS, Alcanint is a  wholly-owned subsidiary of Alcan; and

WHEREAS, Alcan Inc. and Novelis have entered into the Separation Agreement with effect as of the Effective Date, which provides, among other things, for the transfer of certain assets from Alcan to Novelis and the assumption by Novelis of certain liabilities in connection with the distribution of common shares of Novelis to Alcan shareholders and the execution and delivery of certain other agreements, including this Agreement; and

WHEREAS Alcanint owns and manages certain technology on behalf of and for the benefit of Alcan and its Affiliates and desires to transfer or license to Novelis certain rights in technology owned by it;

WHEREAS a further purpose of this Agreement is to achieve compliance with regulatory requirements in respect of the separation of certain aluminum rolling assets from Alcan in a manner which allows them to continue to be viable;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.0   PREAMBLE

      The preamble hereto shall be considered an integral part of this Agreement.

2.0   DEFINITIONS

      2.1 "AEROSPACE INDUSTRY" shall mean the production of aircraft, spacecraft, satellites and similar craft for manned or unmanned flight;

      2.2 "AFFILIATE" shall mean, with respect to any corporation, association or other business entity, any other entity directly or indirectly controlling, controlled by or under common control with such specified corporation, association or entity.



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            For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the securities or other interest entitled to vote generally in the election of directors shall be deemed to be control;

      2.3 "AGREEMENT" shall mean this Intellectual Property Agreement and all other documents that are made a part hereof;

      2.4   "ALCAN" shall mean Alcan Inc., a Canadian corporation;

      2.5 "ALCAN GROUP COMPANY" shall mean Alcan or any entity of which a majority of the total voting power of capital stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by Alcan;

            2.5A "ARRANGEMENT" shall have the meaning ascribed to such term in the Separation Agreement;

      2.6 "AUTOMOTIVE SHEET" shall mean aluminum Sheet products destined or intended for use in or principally related to the production of inner and outer body panels (including closures, skin, hoods, deckslids and fenders) and Sheet-based body-in-white structures for road vehicles;

      2.7 "AUTOMOTIVE SHEET PATENTS" shall mean the patents and patent applications in respect of Automotive Sheet as listed in Appendix ASP;

      2.8 "COCAST TECHNOLOGY" shall mean the Technology originally developed by Wagstaff Inc. and further developed by Alcan Group Companies, primarily at the Solatens Facility, related to the casting of composite ingots with distinct regions having different alloy compositions as generally described in the patents and patent applications listed in Appendix CCT;

      2.9 "DESIGNATED PATENTS" shall mean patents and patent applications owned by Alcanint and listed in Appendix DP;

      2.10 "EFFECTIVE DATE" shall mean the Effective Date as defined in the Separation Agreement;

      2.11 "EXCLUDED TECHNOLOGY" shall mean the Technology described in Section 5.1;



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      2.12  "FLEXCAST TECHNOLOGY" shall mean the Technology specific to continuous casting of a thin strip between two chilled metallic belts as generally described in the patents and patent applications listed in Appendix FCT;

      2.13 "FLEXSTREME TECHNOLOGY" shall mean the Technology and equipment designs originally developed by Wagstaff Inc. and further developed by Alcan Group Companies, primarily at the Solatens Facility, related to the horizontal direct chill casting of small diameter ingots suitable for use as forging stock as generally described in the patents and patent applications listed in Appendix FST;

      2.14  "INSITU HOMOGENIZATION TECHNOLOGY" shall mean ***

      2.15 "JOINT TECHNOLOGY AGREEMENTS" or "JTAS" shall mean the Agreements between Alcanint and various other Alcan Group Companies for joint research and technical assistance in the field of aluminum and other materials fabricating and/or aluminum reduction and/or the production of raw materials for the production of aluminum and/or manufacturing packaging using aluminum foil and other materials;

      2.16 "LICENSED PATENTS" shall mean the patents and patent applications listed in Appendix LP;

      2.17 "LICENSED EQUIPMENT PATENTS" shall mean the patents and patent applications listed in Appendix LEP;

      2.18 "LICENSED TECHNOLOGY" shall mean any and all, copyrights, trade secrets, information, data, inventions, designs and similar rights that have been used or developed, or are being used or developed for use by Novelis or any Novelis Subsidiaries on or immediately before the Effective Date for or in connection with the use and exploitation of any one of the facilities that form part of Novelis as of the Effective Date that are related to the following:

            o Sheet ingot casting and metallurgy and associated melting, metal cleaning, molten metal delivery, quality measurement and environmental technologies;

            o laminated products as pursued as of the Effective Date at the Ohle, Ludensheid, Berlin, Bridgnorth or Etobicoke foil operations of Alcan;


      *** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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            o     Technology specific to the production of rolled Plate with a thickness of less than 12mm to the extent that such technology was in use immediately prior to the Effective Date at manufacturing facilities that will form a part of Novelis as of the Effective Date;

            o     the Ouro Preto/Aratu/Petrocoque Technology;

            Licensed Technology shall also include all Technology related to management systems and business processes including environment health and safety, value based management, continuous improvement, production scheduling and management and individual performance and career management and all business forms, contract forms, and other written and electronic business materials used by Novelis or a Novelis Subsidiary prior to the Effective Date subject in each case to Novelis obtaining at its sole cost any necessary consents, provided that all such Technology and materials have been modified as necessary to delete any reference to brand names, trademarks, service marks being retained by Alcan Group Companies.

      2.19 "NETCAST TECHNOLOGY" shall mean the Technology originally developed by Wagstaff Inc. and further developed by Alcan Group Companies, primarily at the Solatens Facility, related to the direct chill casting of complex shapes certain aspects of which are described in the patents and patent applications listed in Appendix NCT;

            2.19A "NOVELIS GROUP" means Novelis and the Novelis Subsidiaires.

      2.20  "NOVELIS SUBSIDIARY" shall mean, as of and from the Effective Date,
            (i) Petrocoque S.A. - Industria E Comercio, Aluminium Norf GmbH and Logan Aluminum Inc, in each case for so long as Novelis retains at least its current ownership stake in such entity and (ii) any other entity of which a majority of the total voting power of capital stock or other interests entitled (without the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly by Novelis;

      2.21 "OURO PRETO/ARATU/PETROCOQUE TECHNOLOGY" shall mean the Technology employed in the operations of any one or more of the facilities known as Ouro Preto, Aratu and Petrocoque as of the Effective Date. Ouro Preto is a bauxite mine, alumina refinery and aluminum smelter, Aratu is an aluminum smelter with an associated electricity generating facility; and Petrocoque is a facility that produces calcined petroleum coke;

            2.21A "PECHINEY" means Pechiney, a wholly-owned subsidiary of Alcan, together with all entities that were subsidiaries of Pechiney when Pechiney became a subsidiary of Alcan, in December 2003.





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      2.22  "PAE TWIN ROLL CASTING TECHNOLOGY" shall mean Technology specific to the continuous casting of a relatively thin metal strip between two chilled rolls which is marketed by Pechiney Aluminium Engineering certain aspects of which are described in the patents and patent applications listed in Appendix TRCT;

      2.23 "PAE METAL TREATMENT TECHNOLOGY" shall mean Technology specific to the melting, holding and casting of aluminum, treatments of molten aluminum to remove hydrogen, solid and liquid inclusions and alkali metal and related equipment namely IRMA, JetCleaner, Alpur, PDBF, CCF and Autopak which is marketed by Pechiney Aluminium Engineering as of the Effective Date, certain aspects of which are described in the patents and patent applications listed in Appendix MTT;

      2.24 "PLATE" shall mean rolled and/or cast aluminum product with a thickness of greater than 6.5mm that is not intended for further rolling to a thickness of 6.5mm or less (reroll);

      2.25 "ROLLED PRODUCTS" means rolled aluminum products in the form of Foil, Sheet and rolled Plate of a thickness of less than 12 mm;

      2.26 "SECONDARY INTELLECTUAL PROPERTY AGREEMENT" shall mean that other Intellectual Property Agreement of even date herewith between Novelis as party of the first part and Alcanint as party of the second part;

      2.27 "SEPARATION AGREEMENT" shall mean the Separation Agreement herewith between Alcan and Novelis, as described in the Preamble to this Agreement;

      2.28 "SHEET" and "FOIL" shall have the same meaning as is commonly ascribed to those expressions in the aluminum industry in reference to rolled aluminum provided that it is of a thickness of 6.5mm or less;

      2.29 "SOLATENS FACILITY" shall mean the facility in Spokane, Washington known as Solatens;

      2.30 "TECHNOLOGY" shall mean any and all patents, patent applications, copyrights, trade secrets, information, data, inventions, designs, manufacturing processes, know-how, technical information, specifications, creative works and similar rights either conceived or first reduced to practice on or before the Effective Date that are owned, licensable or otherwise under the control and direction of Alcanint or any other Alcan Group Company before the Effective Date, including Novelis Subsidiaries;

      2.31  "TRANSFERRED TECHNOLOGY" shall mean the Technology described in
            Section 3.1; and



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      2.32  "UNRESTRICTED LICENSED TECHNOLOGY" shall mean any and all, copyrights, trade secrets, information, data, inventions, designs and similar rights that have been used or developed, or are being used or developed for use in connection with research, development, production, marketing or sale of Rolled Products by Novelis or any Novelis Subsidiary on or immediately before the Effective Date or in connection with the use and exploitation of any of the facilities owned or operated by Novelis or a Novelis Subsidiary as of the Effective Date that are freely licensable by Alcanint or any Alcan Group Company and related to the following:

            o Recycling aluminum, scalping, homogenization and preheating technology, hot rolling, cold rolling, foil rolling, coiling, cooling and lubrication, continuous and batch heat treatment, quenching, mechanical finishing, slitting, cutting to length, laser blanking and all associated technologies (e.g. profile, gauge and shape measurement and control and pollution reduction and control);

            o Mechanical finishing, surface texturing, chemical pre-treatment, painting, lacquering and curing technologies for Sheet and Foil;

            o Metallurgy related to the properties and microstructural evolution through continuous casting, hot rolling, coiling, cooling, cold rolling, foil rolling, heat-treatment, quenching, mechanical finishing, and downstream finishing and fabrication processes for sheet, foil and sheet ingot applied internally or by customers for Sheet and Foil (e.g. forming, rolling, painting and lacquering, curing and etching of Sheet and Foil);

            o Manufacture of rigid and semi-rigid aluminum foil containers and closures;

            o Metal property and alloy composition specifications related to Rolled Products;

            o In-service sheet and foil product performance in terms of mechanical property changes, corrosion (bare and surface treated Sheet) in final applications;

            o All process simulation models, scheduling and productivity models and historic information to the extent recorded and relevant to the Licensed Technology, Unrestricted Licensed Technology or Transferred Technology;

            o Enabling Technologies and know-how related to processes and application of aluminum Rolled Products materials used by customers (e.g. AVT automotive body-in-white assembly process,



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                  spot welding, adhesive bonding, riveting technologies, etching and finishing, structural simulation models pertinent to applications); and

            o Technology for the production of Foil to the extent it is being used or has been used under existing or past practices at the former Pechiney Annecy, Rugles, Dudelange and Flemalle sites for the sole purpose of painting Sheet or producing circles from Sheet or producing Foil.

            o Technology specific to making and using the inventions claimed in the Designated Patents and the Automotive Sheet Patents;

            o All other Technology, other than Excluded Technology, that is in use or held for use as of the Effective Date in connection with the research, development, production, marketing or sale of Rolled Products at the facilities of Novelis and the Novelis Subsidiaries as of the Effective Date subject to Alcanint's right, upon reasonable request, to be informed as to the identity, scope and use of such other Technology;

      2.33 In the event of any ambiguity as to the inclusion of a particular Technology within Excluded Technology, Licensed Technology, Transferred Technology, or Unrestricted Licensed Technology, such Technology still be allocated in the following order of preference:
            (1) Transferred Technology; (2) Excluded Technology; (3) Licensed Technology; and (4) Unrestricted Licensed Technology.

3.0   TRANSFER OF TECHNOLOGY

      3.1 Alcanint hereby grants, conveys, transfers and assigns and agrees to deliver (and agrees to cause any appropriate Alcan Group Company to grant, convey, transfer, assign and agree to deliver) to Novelis, in its capacity as principal for the sole purpose of acquiring legal title therein, and in its capacity as agent for the relevant members of Novelis Group for the purpose of acquiring all beneficial ownership therein and for all other purposes, all right, title and interest, of whatever nature or kind throughout the world of Alcanint or any Alcan Group Company in and to the following:

            3.1.1 the Designated Patents;

            3.1.2 the Automotive Sheet Patents and related Technology which is only useful in the production of Automotive Sheet and which originated: (i) without use of or reference to Technology owned or developed by Pechiney, and (ii) within a business unit or manufacturing facility that will be owned by Novelis Group as of the Effective Date;



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            3.1.3 Technology that is only useful in the production of beverage can body Sheet, beverage can end Sheet and tab stock (for beverage cans) which originated: (i) without use of or reference to Technology owned or developed by Pechiney, and
                  (ii) within any business unit or manufacturing facility that will form part of Novelis as of the Effective Date;

            3.1.4 NetCast Technology, CoCast Technology, FlexStreme Technology
                  and Insitu Homogenisation Technology;

            3.1.5 PAE Twin Roll Casting Technology and FlexCast Technology, in
                  both cases subject to Schedule FT;

            3.1.6 PAE Metal Treatment Technology;

            3.1.7 the right to grant licenses and rights under and with respect to any of the foregoing and to sue for any infringement occurring before or after the Effective Date as well as all statutory, contractual and other claims, demands and causes of action for royalties, fees or other income from, or infringement, misappropriation or violation of, any of the foregoing, and all of the proceeds from the foregoing that are accrued and unpaid as of, and/or accruing after, the Effective Date;

            3.1.8 all causes of action and rights of recovery against third parties for past infringement in and to the Transferred Technology, and for past misappropriation by third parties of trade secrets in and to the Transferred Technology; and

            3.1.9 the right to apply for and obtain statutory rights and registrations with respect to any of the foregoing Technology.

      3.2 The foregoing transfer and assignment shall be subject to the licenses granted to Alcanint and other Alcan Group Companies pursuant to the Secondary Intellectual Property Agreement.

      3.3 If and to the extent that, as a matter of law in any jurisdiction, ownership, title, or any rights of interest in or to any of the Transferred Technology cannot be assigned as provided in Section 3.1, (i) Alcanint agrees subject to the other terms and conditions of this Agreement to assign and transfer, and hereby assigns and transfers to Novelis (as agent for the relevant member of Novelis Group) all rights (including, without limitation, all economic and commercialization rights) that can be assigned pursuant to Section
            3.1 to the fullest extent permissible; and (ii) Alcanint agrees subject to the other terms and conditions of this Agreement to grant, and hereby grants, Novelis (as agent for the relevant member of Novelis Group) an unlimited, exclusive, irrevocable, worldwide, perpetual, royalty-free license, to use, exploit and commercialize in any manner now known or in the future discovered and for



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            whatever purpose, any rights to Transferred Technology that cannot be assigned as contemplated by Section 3.1.

      3.4 Alcanint further covenants that it will, without demanding any further consideration therefor, at the request and expense of Novelis (except for the value of the time of Alcanint employees), do (and cause Alcan Group Companies to do) all lawful and just acts that may be or become necessary for evidencing, maintaining, recording and perfecting Novelis' rights to such Transferred Technology consistent with Alcan's general business practice as of the Effective Date, including but not limited to, execution and acknowledgement of (and causing Alcan Group Companies to execute and acknowledge) assignments and other instruments in a form reasonably required by Novelis for each relevant jurisdiction.

      3.5 Alcanint and each other Alcan Group Company shall retain any Technology not transferred to Novelis by virtue of the foregoing. Novelis warrants to Alcanint that neither it nor any Novelis Subsidiary owns any Technology (other than the Transferred Technology and only to the extent conveyed hereunder) as of the Effective Date and further acknowledges that any other Technology that it or any Novelis Subsidiary may be deemed to have owned prior to the Effective Date was intended to be owned by Alcanint and shall be deemed to have been held by Novelis or such Novelis Subsidiary for the benefit of Alcanint. This provision shall not apply to that Technology described in the final paragraph of Section 2.18.

      3.6 Each of Alcanint and Novelis shall deliver to the other all documents and instruments necessary or appropriate to be duly executed where appropriate by the applicable party(ies) and notarized where indicated in the exhibits to this Agreement.

      3.7 Novelis acknowledges and agrees that the foregoing assignment is subject to any and all licenses or other rights that may have been granted by Alcanint or any other Alcan Group Company with respect to the Transferred Technology prior to the Effective Date.

      3.8 The determination regarding which Novelis Group company (sometimes referenced in this Agreement as the "relevant member of Novelis Group") shall be entitled to beneficial ownership of Transferred Technology or to a license of Licensed Patents, Unrestricted Licensed Technology or Licensed Technology shall be made having regard to the following factors:

            3.8.1 whether the relevant member of Novelis Group was a party to any JTA while such entity was an Alcan Group Company;

            3.8.2 whether the relevant member of Novelis Group reasonably requires the relevant beneficial ownership or license in connection with the ownership



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                  or operation of one or more of its businesses on and after the
                  Effective Date, based on the use of Technology in connection with such business prior to the Effective Date; and

            3.8.3 such other factors as may reasonably be taken into account by
                  Novelis and as are consistent with the provisions of this Agreement.

      3.9 Novelis covenants that it will enter into such agreements with the relevant members of Novelis Group as may be necessary or desirable for the orderly management of the Technology mentioned in section 3.8.



4.0   LICENSE RIGHTS GRANTED

            4.1.1 Alcanint hereby grants to Novelis and Novelis hereby accepts, as agent for the relevant members of Novelis Group and subject to the terms and conditions of this Agreement a royalty free license to use and commercialize the Licensed Patents, Unrestricted Licensed Technology and Licensed Technology to operate, maintain, repair, reconstruct, rebuild and expand any present or future facilities of Novelis Group and to use and sell the products produced using the Licensed Patents, Unrestricted Licensed Technology and/or the Licensed Technology pursuant thereto world wide; provided that the royalty free license in respect of the Ouro Preto/Aratu/Petrocoque Technology shall be limited such that it may be used only at the same geographic sites.

            4.1.2 Pursuant to the license granted under Section 4.1.1, Novelis shall be permitted to sublicense any Unrestricted Licensed Technology except to the extent the use of such Unrestricted Licensed Technology is covered by patents held by Alcanint or any other Alcan Group Company.

            4.1.3 Novelis may grant sublicenses under the Licensed Patents and the Licensed Technology (i) to third parties (such as customers and vendors) to the extent necessary or appropriate to give commercial effect to the rights sought to be transferred, assigned or licensed hereunder and (ii) to Novelis Subsidiaries provided that any such sublicense may be made effective retroactively but not prior to the sublicensee's becoming a Novelis Subsidiary and any such sublicense shall terminate immediately upon such sublicensee no longer being a Novelis Subsidiary, except in a transaction that meets the conditions of Section 17.2.

      4.2 All licenses granted to Novelis under this Agreement are personal, indivisible, royalty-free, non-exclusive, and non-transferable except as otherwise specifically provided herein, and shall be subject to all terms and conditions herein set forth and apply only to the extent herein specified and defined. The



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            non-exclusive licenses granted hereunder shall exist as long as this
            Agreement is effective in accordance with Article 8.0, provided, however that the non-exclusive licenses granted hereunder is subject to termination in accordance with Article 8.0.

            4.2.1 Alcanint hereby grants to Novelis (and agrees to cause any appropriate Alcan Group Company to grant to Novelis) and Novelis hereby accepts, as agent for the relevant members of Novelis Group and subject to the terms and conditions to this Agreement (i) a royalty-free right and license to operate, maintain and repair equipment subject to the Licensed Equipment Patents that was acquired prior to the Effective Date and to use and sell the products produced therewith on a world-wide basis and (ii) a conditional royalty-free right and license to use the Licensed Equipment Patents to build, operate, maintain, repair, reconstruct, rebuild and expand any present or future facilities of Licensee and to use and sell the products produced therewith on a world-wide basis.

            4.2.2 To the extent that (i) Alcanint continues the commercial sale of equipment for implementing any Licensed Equipment Patent either directly or through a licensee and (ii) Alcanint or its licensee offers such equipment to Novelis for sale on terms and conditions (including royalties) at least as favourable to Novelis as the best of those offered to any third party during the previous 24 months or, if no such equipment has not been offered within the previous 24 months at market rates (such conditions (i) and (ii) being referred to herein as a "COMMERCIAL LICENSE"), then Novelis shall operate under the terms of such Commercial License rather than the licenses granted in clause (ii) herein which shall be deemed suspended until the occurrence of condition (i) or (ii) above. At any time thereafter, Novelis shall be entitled to operate under the license granted under clause (ii) or Section 4.2.1 as the case may be, with no further action required by either Alcanint or Novelis provided that Novelis shall provide reasonably prompt notice to Alcanint that Novelis is operating under the license set forth in paragraph 4.2 (ii). The licenses provided for in clause (ii) of Section 4.2.1 shall not apply to any equipment purchased by Novelis prior to the date of such notice for implementing Licensed Equipment Patents to the extent that equipment has been acquired with a valid Commercial License. Such previously purchased equipment shall continue to be operated under the terms and conditions specified at the time such equipment was acquired by Novelis.

            Except as otherwise specifically provided in this Agreement, Novelis is not granted and does not have the right to assign, sub-license or otherwise dispose of the Licensed Patents or Licensed Technology or any part thereof.

      4.3 Except as otherwise specifically provided in this Agreement, Alcanint shall retain all right, title and interest in and to the Licensed Technology and



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            Licensed Patents including the right (but not the obligation) to file for, prosecute and maintain any applications, registrations or recordation thereof and to bring any action to enforce or otherwise seek to abate any infringement thereof.

      4.4 Novelis shall have the right (to be exercised reasonably) from time to time to request additional information concerning the Transferred Technology, Licensed Technology, Unrestricted Licensed Technology and Licensed Patents. Alcanint shall, subject to the availability of appropriate personnel, supply the information so requested with the related cost and expense of doing so, if any, being for Novelis' account.

5.0   EXCLUDED TECHNOLOGY

      5.1 For the avoidance of doubt, all Technology that is not clearly identified as one of Licensed Patents, Licensed Equipment Patents, Licensed Technology, Unrestricted Licensed Technology or Transferred Technology shall not be transferred pursuant to Article 3.0 nor shall it be licensed pursuant to Article 4.0, all rights in such Technology shall be retained by Alcanint and such Technology shall be deemed "EXCLUDED TECHNOLOGY" and any license or right granted hereunder shall be specifically limited such that no right, license or permission to use Excluded Technology is granted. Without limitation and notwithstanding anything else contained herein, "Excluded Technology" specifically includes:

            o all Technology owned or licensable or controlled by Pechiney except for the following Technology to the extent such Technology is otherwise agreed to be transferred or licensed hereunder: (i) the PAE Twin Roll Casting Technology; (ii) the PAE Metal Treatment Technology; and (iii) other Technology to the extent that it is being used or has been used under the existing or past practice at the former Pechiney Annecy, Rugles, Dudelange and Flemalle sites for the sole purpose of painting Sheet or the production of circles from Sheet or the production of Foil;

            o all Technology specific to the production of bright Sheet, reflector Sheet and capacitor Foil to the extent that the rights thereto originated with the 2000 acquisition by Alcan of Alusuisse Group AG together with any subsequent improvements thereto made at the Singen facility;

            o all Technology related to the production and application of metal - non-metal bonded composites (e.g. Alucobond), structural composites, foamed plastics, balsa wood products, honeycomb-cored composites, non-aluminum core materials and roll bond Sheet and components made from roll bond except for any such Technology related to the production and application of laminates typically used for roofs, walls, ceilings, automotive applications and caravans (e.g., FF2, FF2 Plus, FALZONALI and AluSilent) or anti-graffiti composite products (e.g., Aluclean) that are in use or held for use as of the Effective Date in connection with the research, development, production, marketing or sale such products at the facilities of Novelis and the Novelis Subsidiaries;

            o all Technology specific to the production and application of, diecastings, forgings, except forging stock, non-Rolled Products mass transport systems, non-Rolled Products automotive components and assemblies (e.g. auto bumper beams, crash management systems, side impact beams, cockpit carriers, and certain BIW sub-assemblies, chassis parts and engine cradles) except to the extent that any such Technologies are in use or held for use as of the Effective Date in connection with the research, development, production, marketing or sale of Rolled Products at the facilities of Novelis and the Novelis Subsidiaries;

            o all Technology related to the mining of bauxite, the refining and production of alumina and alumina based chemicals other than the Ouro Preto/Aratu/Petrocoque Technology to the extent licensed under Section 4.1;

            o all Technology related to the smelting, the operation of smelters, reduction and other processes and techniques relating to the production of molten aluminum metal from alumina or other ores, the generation and transmission of electricity and related technologies other than the Ouro Preto/Aratu/Petrocoque Technology to the extent licensed under
                  Section 4.1;

            o all Technology other than Technology related only to Foil that is specific to the manufacturing of any packaging related products made from or incorporating rigid plastics, flexible plastics, carton, steel, glass or paper but subject to the rights under Section 4.2.2(i) and except for any such Technology that was in use or in development for use in May 2004 in connection with, manufacturing activities conducted at the Ohle, Ludensheid, Berlin, Bridgnorth and Etobicoke facilities;

            o all Technologies specific to the production of magnesium chloride and magnesium metal.

      5.2 For the avoidance of doubt, the rights and licenses granted in Technology pursuant to Article 3.0 and licensed pursuant to Article 4.0, do not grant such rights and licenses to use any of Licensed Patents, Licensed Technology, Unrestricted Licensed Technology or Transferred Technology in the following fields:

            o Plate, except to the extent that they relate to rolled Plate of a thickness of less than 12mm and except as otherwise specifically permitted in Appendix PE;

            o     products destined or intended for use in the Aerospace
                  Industry;

            o aluminum lithium alloys and Series 2000 and Series 7000 alloys;

            o production and application of aluminum extruded products and multi-material co-extrusions for all markets, including the casting of extrusion billet except to the extent that they relate to casting extrusion billet using FlexStream Technology and except that Novelis may continue to use such co-extrusion Technology that is being used in, has been used in or is being developed for use in the manufacturing activities conducted by Novelis at the Ludensheid facility to produce products for its existing markets (e.g. cable wrap and pipes);

            o production and application of continuous cast bar, rolled rod and products made therefrom including rod, strip, wire and cables; and

            o smooth wall containers adapted for the application of heat sealed lids and such lids, destined or intended for use in the packaging of pet food and coating and/or laminating strip used in their manufacture.

6.0   TERMINATION OF PARTICIPATION IN JTA

      6.1 As of the Effective Date and provided that the Arrangement becomes effective, Novelis and all Novelis Subsidiaries will cease to be Participants in the JTAs as that term is defined in the JTAs. In consideration of the rights and licenses granted herein and other good and valuable rights received pursuant to the Distribution and related Agreements, Novelis hereby grants and will cause each such Participant to grant to Alcanint all rights of such Participants in technology developed under the JTAs.

      6.2 Alcanint on behalf of the Participants in the JTAs hereby releases Novelis and the Novelis Subsidiaries from all obligations under the JTAs as of the Effective Date, provided that Novelis and the Novelis Subsidiaries shall remain responsible for performance of all of their respective obligations under the JTA, up to and including the Effective Date; and provided further that any default in the performance of these obligations shall be deemed a default hereunder.

7.0   PROTECTION OF INFORMATION

      7.1 Alcanint and Novelis hereby agree that the Licensed Technology made available to or produced or developed for the other party at any time and Excluded Technology that may be in the possession of Novelis (the "INFORMATION") is confidential information of Alcanint and shall not be disclosed to any third party except as may be expressly provided for herein and that Novelis shall have only such rights in the Information as are expressly provided herein.

      7.2 The obligations of confidentiality and non-disclosure shall not apply to Information to the extent that said Information:

            7.2.1 is in the public domain through no fault of Novelis, or lawfully is or becomes public knowledge through no breach of this Agreement;

            7.2.2 was received from any third party on a non-confidential basis and did not originate from Alcanint or any Alcan Group Company; or

            7.2.3 was disclosed by Novelis pursuant to legal process,
                  governmental request or regulatory requirement; provided, however, that Novelis shall use all reasonable efforts to provide notice to Alcanint in order to afford Alcanint a reasonable opportunity to seek a protective order or an injunction.

      7.3 Specific information shall not be deemed to be within the exceptions of Section 7.2 above merely because such specific information may be construed as being within broader, non-confidential information which is either in the public domain or the possession of the receiving party on the Effective Date, nor shall a combination of features which form confidential information be deemed to be non-confidential information merely because the individual features, without being combined, are non-confidential.

      7.4 Novelis shall not use the Information received hereunder for any purpose other than that specified in this Agreement without first obtaining written consent from Alcanint.

      7.5 Novelis may disclose the Information relating to Licensed Technology received hereunder to its officers, employees, contractors, suppliers, customers for Sheet and Foil, representatives and others to the extent necessary for the normal operation of its business. Novelis shall take reasonable precautions, consistent with past practices to preserve the value of the Information. Novelis shall advise the appropriate officers, employees, contractors, suppliers, customers, representatives and others to whom such information is supplied of the confidentiality obligation hereunder, and shall ensure that, where appropriate, they have agreed to comply with the provisions of this Article 7.0.

      7.6 The obligations of confidentiality and non-disclosure with respect to specific Information received under this Agreement or otherwise shall expire ten years after the Effective Date of this Agreement.

      7.7 The parties recognize that a breach of this Article 7.0 may give rise to irreparable injury to Alcanint that cannot be adequately compensated by monetary damages. Accordingly, in the event of a breach or threatened breach, Alcanint may be entitled to preliminary and permanent injunctive relief to prevent or enjoin a violation of this Article 7.0 and the unauthorized use or disclosure of any confidential Information in addition to such other remedies as may be available for such breach or threatened breach, including the recovery of damages.

      7.8 No provision of this Agreement shall be construed to require Alcanint to furnish any information (i) acquired from others on terms prohibiting or restricting disclosure by Alcanint, or (ii) the furnishing of which is in contravention of any law, regulation, or executive order of any government. Each party shall use its commercially reasonable efforts to avoid conditions that prevent the exchange of information under this Agreement.

      7.9 Nothing in this Agreement shall preclude Novelis from using any information that is in the public domain at the time of its use of such information unless such information is in the public domain as a result of Novelis' breach of the confidentiality obligations under this Article 7.0.

8.0   TERM AND TERMINATION

      8.1 This Agreement shall be effective until and shall terminate on the *** anniversary of the Effective Date except for the restrictions in respect of Transferred Technology as reflected in
            Section 5.2 which shall be effective until and shall terminate on the *** anniversary of the Effective Date. Upon termination pursuant to this Section 8.1, each of the licenses granted hereunder shall be deemed a fully-paid, unrestricted, unconditional, perpetual license, with the right to grant unrestricted sublicenses subject only to any patents held by Alcanint or an Alcan Group Company and to any obligations to pay any royalties due to any third party from which the Technology was originally acquired or licensed. For clarity, the parties intend that upon termination of this agreement pursuant to this Section 8.1, Novelis shall have all of the rights of a nonexclusive owner of the Licensed Technology, Unrestricted Technology and Transferred Technology and have an unrestricted, unconditional right to use and license such Technology without notice or accounting to Alcanint or any Alcan Group Company.

      8.2 Should there be a material default by Novelis in the performance of any of its obligations under this Agreement or under the Separation Agreement and such default is not cured within 30 days following written notification of such default


      *** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            from Alcanint, this Agreement shall terminate on the date specified on such notice which shall not be less than 30 days following the date of such notice, unless Novelis cures such default before such specified termination date. This shall be referred to as early termination.

      8.3 This Agreement shall terminate immediately upon the occurrence of any of the following:

            (a)   the bankruptcy or insolvency of Novelis;

            (b)   the appointment of a receiver for Novelis' assets;

            (c) the making by Novelis of a general assignment for the benefit of creditors; or

            (d) the institution by Novelis of proceedings for a reorganization of Novelis under the Bankruptcy Act or similar legislation for the relief of debtors or the institution of involuntary proceedings by a party other than Novelis which are not terminated in 30 days.

      8.4 All of the licenses of Licensed Technology shall terminate and this Agreement shall terminate (1) upon the occurrence of a Non Compete Breach (as defined in the Separation Agreement) and the giving of notice of such termination by Alcan to Novelis pursuant to Section 14.03(b) of the Separation Agreement, or (2) upon the occurrence of a Change of Control Non Compete Breach (as defined in the Separation Agreement) and the giving of notice of such termination by Alcan to Novelis pursuant to Section 15.04 of the Separation Agreement. In the case of a termination of licenses of Licensed Technology granted to Novelis under this Agreement and termination of this Agreement pursuant to clause (1) or clause (2) hereof, such termination shall be effective immediately upon Alcan providing Novelis notice pursuant to Section 14.03(b) or Section 14.04(e) of the Separation Agreement, as the case may be and Novelis shall cease all use of the Licensed Technology that is the subject of licenses terminated pursuant to this section (including any license granted by virtue of Section 3.3). This section shall not preclude Novelis from using any information that is in the public domain at the time of its use of such information unless such information is in the public domain as a result of Novelis' breach of the confidentiality obligations under
            Article 7.0.

      8.5 This Agreement shall be terminated upon written notice from Alcanint in the event that (i) the Secondary Intellectual Property Agreement is at any time no longer in full force and effect (other than by virtue of a termination caused by the actions or inaction of Alcanint) or (ii) Novelis or any Novelis Subsidiary or any of their respective Affiliates asserts that the Secondary Intellectual Property Agreement is invalid, unenforceable or no longer in full force and effect and does not withdraw such assertion within five business days following a request to do so from Alcanint.

      8.6 Early termination pursuant to this Article 8.0 shall not prejudice Alcanint's rights to recover any amounts due at the time of such termination nor shall it prejudice any other remedy or cause of action or claim of Alcanint accrued or to accrue against Novelis on account of any such default by Novelis.

      8.7 This Agreement may be terminated at the option of Novelis, upon receipt of written notice to Alcanint, at any time provided all payments owed hereunder have been remitted to Alcanint.

      8.8 Upon early termination of this Agreement pursuant to this Article 8.0, all licenses of any Licensed Technology shall terminate and Novelis shall cease all use of the Licensed Technology. This section shall not preclude Novelis from using any information that is in the public domain at the time of its use of such information unless such information is in the public domain as a result of Novelis' breach of the confidentiality obligations under Article 7.0.

      8.9 Notwithstanding the foregoing, Novelis may, after the date this Agreement is terminated pursuant to this Article 8.0 sell any product made before such termination, as if such product were sold prior to termination.

9.0   SURVIVAL OF OBLIGATIONS

      Except as otherwise provided in this agreement and unless otherwise agreed in writing by the parties, the rights and obligations of the parties under Articles 7.0, 10.0, 11.0, 12.0, 15.0, 16.0, 17.0, 18.0, 19.0, 21.0 and
      22.0 shall survive the termination of this Agreement.

10.0  REPRESENTATIONS; COVENANT

      Each party hereto represents that it has full power and authority to enter into this Agreement and to perform all obligations hereunder. Novelis further represents that it has fully power and authority to act as agent for each member of Novelis Group for all purposes under this Agreement. Novelis covenants that it will cause each member of Novelis Group to act strictly in accordance with the provisions of this Agreement.

11.0  DISCLAIMER

      11.1 Novelis acknowledges and agrees that the foregoing assignments and licenses are made on an "as is" quitclaim basis and that neither Alcanint nor any Alcan Group Company is providing or is responsible to provide any representation or warranty of any nature or kind (whether express, implied, statutory, contractual or other in nature and whether relating to title enforceability, merchantability, fitness for purpose, non-infringement, absence of rights of third parties or other) in respect of the Transferred Technology or, Licensed Technology or any use to be made thereof or any product to be produced therewith. Neither Alcanint nor any Alcan Group Company shall be liable to Novelis, or any other person, for any damage, injury or loss, including loss of use arising from any activities or obligations under this Agreement; or for any direct or indirect, incidental, consequential special or punitive damages.

      11.2 Nothing in this Agreement shall be construed as a warranty or representation that any product made, used, sold or otherwise disposed with the benefit of any rights or license granted pursuant to this Agreement is or will be free from infringement of patents of third parties.

      11.3 Neither Alcan nor any other Alcan Group Company nor any of their current Affiliates shall have any infringement action or claim against Novelis or any or its current Affiliates in respect of Designated Patents, Licensed Patents or Technology to the extent of any use of same prior to the Effective Date. None of Novelis, any Novelis Subsidiary nor any of their Affiliates shall have any infringement action against any Alcan Group Company in respect of any past, use of Technology. Each party, on behalf of itself and its Subsidiaries and Affiliates, hereby releases the other party and it Affiliates and Subsidiaries, from, and agrees not to sue concerning, any and all claims for infringement in respect of any use of Technology prior to the Effective Date, whether based on contract, tort, statutory or other legal or equitable theory of recovery, which such party (or its Subsidiaries or Affiliates) has asserted or could have asserted against the other party (or its Subsidiaries or Affiliates). Promptly following the Effective Date, the relevant Alcan Group Company (or Affiliate) and Novelis (or Affiliate) shall promptly execute and deliver stipulations of dismissal with prejudice of any claims filed in respect of any such alleged infringement, in forms suitable for immediate filing in the relevant court.

      11.4 Without limiting Section 11.1 hereof, in no event shall either party or any of their respective Affiliates be liable to the other party or its Affiliates for any special, consequential, indirect, incidental or punitive damages or lost profits, however caused and on any theory of liability (including negligence) arising in any way out of this Agreement, whether or not such party has been advised of the possibility of such damages.

12.0  TRADEMARK, TRADE NAME AND LOGO

      No right is conveyed under this Agreement for the use, either directly, indirectly, by implication or otherwise, of any trademark, trade name or logo owned by Alcanint or any Alcan Group Company. The parties will enter into a separate trademark license agreement if appropriate.

13.0  NON-WAIVER

      The failure of any party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Agreement or to exercise any election herein contained, shall not be construed as a waiver for the future of the performance of such one or more obligations of this Agreement or of the right to exercise such election. No waiver of any breach or default of this Agreement shall be held to be a waiver for any subsequent breach.

14.0  NO PARTNERSHIP, JOINT VENTURE

      The parties to this Agreement agree and acknowledge that the Agreement does not create a partnership, joint venture or any other relationship between Alcanint and Novelis save the relationship specifically set out herein before and solely for the limited purposes herein.

15.0  FURTHER ASSURANCES, CONSENTS, ETC.

      The parties to this Agreement shall co-operate together using their respective commercially reasonable best efforts to take such further steps, including the execution and delivery of documentation and applications which are required for legal or regulatory purposes or to obtain the consents or approvals of third parties or necessary or advisable registrations. All fees and expenses related to registrations which are advisable or necessary shall be at the expense of the future owner of such registrations and all registrations will be the responsibility of such owner. Nothing contained in this Agreement shall be interpreted to oblige any party to do anything more than apply its commercially reasonable best efforts (without material expense to it) to obtain any consent, approval or registration which may be required to give full effect to the terms and conditions hereof. Similarly, no party shall be obliged to convey any rights or do any other thing which would cause it to be in breach of any legal or contractual obligation.

16.0  NOTICES

      Any notice, consent or other instrument required or permitted to be given by one party to the other party hereunder shall be in writing and shall be delivered or sent by first class mail or telefax and shall be deemed received five days following prepaid mailing or the next business day when telefaxed to the other party with receipt confirmation at the addresses set forth below;

       To Alcanint:         Alcan International Limited
                            1188 Sherbrooke Street West
                            Montreal, Quebec, Canada H3A 3G2

                            Fax: (514) 848-8555
                            Attention: Company Secretary

                            In all cases with copy (which shall not constitute notice) to:
                            Alcan Inc.
                            1188 Sherbrooke Street West
                            Montreal, Quebec, Canada H3A 3G2

                            Fax: (514) 848-8555
                            Attention: Company Secretary

      To Novelis:           Novelis Inc.
                            Suite 3800
                            Royal Bank Plaza, South Tower
                            P. O. Box 84
                            200 Bay Street
                            Toronto, Ontario, Canada  M5J 2Z4

                            Fax: (416) 216-3930
                            Attention: President

      Either party may change the notice address by giving written notice to the other party. If sent by telefax, a confirming copy of such shall be sent by regular mail to the addressee.

17.0  ASSIGNMENT

      17.1 This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations under this Agreement without such consent shall be null and void and deemed to be in breach hereof.

      17.2 Notwithstanding the preceding Section 17.1, this Agreement may be assigned (i) by Alcanint to any Alcan Group Company, by Novelis to any Novelis Subsidiary and (ii) by either party in whole in connection with a merger or consolidation or the sale of all or substantially all of the assets of such Party, or (iii) by Novelis in part in connection with a sale or other divestiture of a Novelis Subsidiary, plant, or business unit whose field of activity is principally related to the portion of Novelis' business that makes actual use of the Technology licensed under this Agreement; provided, however, that such assignee must expressly agree in writing to be bound by the terms and conditions of this Agreement.

      17.3 Nothing in this Article 17.0 shall operate to entitle any transfer, assignment or license to any entity which has any activities directly or through Affiliates of a type which would be contrary to
            Section 8.4. Any such transfer assignment, or license (actual or attempted) shall in all aspects be void ab initio and any attempted assignment in violation thereof shall be deemed to constitute a material default within the meaning of Section 8.2 hereunder.

18.0  INDEMNIFICATION

      18.1 Novelis shall indemnify, defend and hold harmless Alcanint and all Alcan Group Companies and their respective directors and officers (the "ALCANINT INDEMNITEES") from and against any and all losses incurred or suffered by any of the Alcanint Indemnitees arising out of the use of any Transferred Technology or Licensed Technology by Novelis or any of its Affiliates or customers.

      18.2 If any Alcanint Indemnitee determines that it is or may be entitled to indemnification by any party (the "INDEMNIFYING PARTY"), under this Article 18.0, (other than in connection with an action subject to Section 18.3), the Indemnified Party shall deliver to the Indemnifying Party a written notice describing to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. If the Indemnifying Party has not responded within 30 days after receipt of such notice, the Indemnified Party shall deliver a second notice to the Indemnifying Party within ten days of the expiration of the original 30 day period. Within 30 days after receipt of any second notice, the Indemnifying Party shall pay the Indemnified Party such amount in cash or other immediately available funds unless the Indemnifying Party objects to the claim for indemnification or the amount thereof.

      18.3 Promptly following the earlier of (i) receipt of notice of the commencement of an action by a third party against or otherwise involving any indemnified party, or (ii) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement, (a "THIRD PARTY CLAIM"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Article 18.0 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within 30 days after receipt of such notice, the Indemnifying Party may (i) by giving written notice thereof to the Indemnified Party, acknowledge liability for such indemnification claim and at is option elect to assume the defence of such Third Party Claim at its sole cost and expense or (ii) object to the claim for indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 18.3;

            provided that if the Indemnifying Party does not within such 30 day period give the Indemnified Party written notice objecting to such indemnification claim and setting forth the grounds therefor, the Indemnified Party shall give the Indemnifying Party an additional notice of its claim for indemnification and if the Indemnifying Party does not give the Indemnified Party written notice objecting to such claim within ten days after receipt of such notice the Indemnifying Party shall be deemed to have acknowledged its liability for such indemnification claim. If the Indemnifying Party has elected to assume the defence of a Third Party Claim, (x) the defence shall be conducted by counsel retained by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by counsel of its own choosing at the Indemnified Party's sole cost and expense; and (y) the Indemnifying Party may settle or compromise the third Party claim without the prior written consent of the Indemnified Party so long as such settlement includes and unconditional release of the Indemnified Party from all claims that are the subject of such Third Party Claim provided the Indemnifying Party may not agree to any such settlement pursuant to which any remedy or relief, other than money damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defence of a Third Party Claim for which it has acknowledged liability for indemnification hereunder, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of defending against such Third Party Claim and the Indemnifying party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided that the Indemnifying Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall pay to the Indemnified Party in cash the amount, if any, for which the Indemnified Party is entitled to be indemnified hereunder within 15 days after such Third Party Claim has been finally determined, or in the case of an indemnity claim as to which the Indemnifying Party has not acknowledged liability, within 15 days after such Indemnifying Party's objection to liability hereunder has been finally determined.

      18.4 If for any reason the indemnification provided for in Section 18.1 is unavailable to an Indemnified Party, or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of such losses in such proportion as is appropriate to reflect all relevant equitable considerations.

      18.5 The remedies provided for in this Article 18.0 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

19.0  ENTIRE AGREEMENT, AMENDMENTS

      19.1 This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written of the parties, and there are no representations, warranties or conditions expressed or implied or otherwise between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment to the terms and conditions hereof or waiver in respect thereto shall be binding unless it is in writing and signed by duly authorized representatives of both parties.

      19.2 Notwithstanding the foregoing, the rights and interests transferred, assigned or granted to Novelis or Novelis Subsidiaries or otherwise to be made available to them pursuant to the terms of this Agreement, shall in all respects be subject to the provisions of the Separation Agreement and nothing in this Agreement shall entitle Novelis or Novelis Subsidiaries to have any rights or pursue any activity which would otherwise be restricted by the Separation Agreement. The Separation Agreement shall not in defining the assets, businesses, rights and obligations to form part of Novelis, be interpreted so as to grant, convey or confirm, directly or indirectly, any rights on the part of Novelis in respect of Technology which would be greater than those established herein.

20.0  DISPUTE RESOLUTION

      The Master Agreement with Respect to Dispute Resolution, effective on the Effective Date, among Alcanint, Novelis and other parties thereto shall govern all disputes, controversies or claims (whether arising in contract, delict, tort or otherwise) between the Parties that may arise out of, or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby (including all actions taken in furtherance of this Agreement) or the commercial or economic relationship of the Parties relating hereto or thereto.

21.0  MISCELLANEOUS

      21.1 The division of this Agreement into sections, subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

      21.2 The parties hereto have requested that this Agreement and all other documents, notices or written communications relating thereto, be in the English language.



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

      21.3 The parties may amend this Agreement only by a written agreement signed by each party to be bound by the amendment and that identifies itself as an amendment to this Agreement.

      21.4 Except as expressly stated to the contrary herein, the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement, and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement.

22.0  GOVERNING LAW

      Recognizing the numerous jurisdictions associated with this Agreement and the activities contemplated by it, the parties agree that this Agreement shall be governed, construed and interpreted according to the laws of the Province of Quebec, Canada without the application of the provisions relating to the conflict of laws. Any provision in this Agreement prohibited by law or by court decree shall be ineffective to the extent of such prohibition without in any way invalidating or affecting the remaining provisions of this Agreement, and this Agreement shall be construed as if such prohibited provision had never been contained herein. Alcanint and Novelis hereby agree, however, to negotiate an equitable amendment of this Agreement if a material provision is adversely affected.

IN WITNESS WHEREOF duly authorised representatives of the parties hereto have signed duplicate copies of this Agreement.

ALCAN INTERNATIONAL LIMITED                          NOVELIS INC.

Per: ......................                          Per: ......................

Per: ......................                          Per: ......................

                                  INTERVENTION

Alcan Inc. has intervened in this Agreement to acknowledge its terms and agree to be bound by and benefit from same.



ALCAN INC.

Per: .......................

Per: .......................



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